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                                SECOND AMENDMENT
                                      TO
                                CREDIT AGREEMENT

     This Second Amendment to Credit Agreement (this "Second Amendment"), dated as of June 1, 1995, is among Michigan National Bank, a national banking association, and the other banking institutions who appear as signatories to this Second Amendment (each a "Bank" and collectively the "Banks"), Michigan National Bank, as agent ("Agent"), and Mueller Industries, Inc., a Delaware corporation ("Borrower").

                                   Recitals

     The parties hereto executed a certain Credit Agreement (the "Credit Agreement") dated as of June 1, 1994, providing for, among other things, the establishment by the Banks for the benefit of the Borrower of a line of credit in the amount of $30,000,000. The Credit Agreement was first amended by a First Amendment to Credit Agreement, dated as of December 14, 1994 (the Credit Agreement, as so amended, the "Amended Credit Agreement").

     The Borrower has now requested the Banks to consider certain amendments to the Amended Credit Agreement and the Banks have consented to such amendments as set forth herein upon the terms and conditions set forth herein.

     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended Credit Agreement.

     NOW, THEREFORE, the parties hereto agree that the Amended Credit Agreement shall be amended, effective (unless otherwise specified herein) on and as of June 1, 1995, as follows:

     1. The definition of the term "Brass Guaranties" in Section 1, on page 3, shall be revised, effective as of June 1, 1994, by adding thereto, immediately following the word "Subsidiary" in the second line thereof, the parenthetical clause "(other than Streamline Copper & Brass Ltd.)".

     2. The first line and first clause of the definition of the term "Line of Credit Maturity" (which ends with the date "June 30, 1996") in
Section 1, on page 7, shall be revised in its entirety to read as follows:

"Line of Credit Maturity" means June 30, 1997;

     3. Section 2.1, on page 11, shall be revised by substituting for the amount "$30,000,000" at the beginning of the sixth line thereof the amount "$50,000,000".




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     4.  Clause (ii) of Section 2.2.1, on page 11, shall be revised in its entirety to read as follows:

     (ii) LIBOR, plus 0.625%; or

     5. Section 2.4, on page 13, shall be revised by substituting for the term "one quarter of 1% (0.25%)" at the beginning of the fifth line thereof the term "fifteen one-hundredths of 1% (0.15%)".

     6. Section 3.6.7(a), on page 20, shall be revised by substituting for the term "one percent (1%)" in the sixteenth line thereof the term "eight-tenths of one percent (0.8%)".

     7. Section 4.3, on page 23, shall be revised by adding to the end of the first sentence thereof on the fifth line thereof, immediately preceding the period and following the word "Borrower", the parenthetical clause "(except, for purposes of this Section 4.3 only, with respect to those Subsidiaries listed on Schedule 1.1 hereof in which Borrower is shown as owning less than 100% of the capital stock, the direct or indirect percentage ownership of Borrower may be more than as shown on Schedule 1.1)".

     8. Section 5.3.1, on pages 26 and 27, shall be revised in its entirety to read as follows:

     5.3.1 As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of Borrower, management prepared consolidated and consolidating financial statements of Borrower and Subsidiaries as of the end of such quarter, and the consolidated and consolidating statements of profit and loss and surplus of Borrower and Subsidiaries from the beginning of Borrower's and Subsidiaries' fiscal year to the end of such quarter, certified as correct (subject to year end adjustments) by the chief financial officer of Borrower.

     9. The signature pages of the Amended Credit Agreement shall be revised to reflect the addition of Boatmen's First National Bank of Kansas City and Mercantile Bank of Kansas City as Bank parties to the Amended Credit Agreement and the ratable shares and commitments of all Banks, conforming in each instance to the signature pages of this Second Amendment to Credit Agreement.

     10. The terms and provisions of the Form of Request for Advance attached to the Amended Credit Agreement as Exhibit 2.2.3, the Form of Line of Credit Note attached to the Amended Credit Agreement as Exhibit 2.3 and the Form of Brass Guaranties attached to the Amended Credit Agreement as
Exhibit 3.5.1 shall be revised as necessary to conform to the provisions of this Second Amendment. The Borrower shall execute new Notes and shall cause the Brass Subsidiaries to execute new or amended Brass Guaranties which conform to the provisions of this Second Amendment, such execution (and delivery of such Notes and Brass Guaranties to the Agent) being a condition to the effectiveness of this Second Amendment.

     11. Except as herein provided, the Amended Credit Agreement shall remain in full force and effect, including the provisions of Section 9 thereof which are herein incorporated by this reference.



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     12.  The Borrower hereby affirms the representations and warranties set forth in Section 4 of the Amended Credit Agreement and certifies that no Event of Default has occurred or is existing under the Amended Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed and delivered as of the date first hereinabove set forth.


                                            "BORROWER"
                                            MUELLER INDUSTRIES, INC.
WITNESS:
________________________                    By:_____________________
________________________                    Its: Executive Vice President

                                            "BANKS"
                                            MICHIGAN NATIONAL BANK
WITNESS:
________________________                    By:_____________________
________________________                    Its: Vice President

                                            Ratable Share:  7.6%
                                            Commitment:  $3,800,000

                                            BANK IV KANSAS, N.A.

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  13.2%
                                            Commitment:  $6,600,000

                                            BOATMEN'S FIRST NATIONAL BANK
                                            OF KANSAS CITY

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  13.2%
                                            Commitment:  $6,600,000


                                            FIRST BANK NATIONAL ASSOCIATION

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  13.2%
                                            Commitment:  $6,600,000

                                            LASALLE NATIONAL BANK

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  13.2%
                                            Commitment:  $6.600,000
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                                            MERCANTILE BANK OF KANSAS CITY

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  13.2%
                                            Commitment:  $6,600,000

                                            NBD BANK, N.A.

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  13.2%
                                            Commitment:  $6,600,000

                                            SOCIETY NATIONAL BANK

________________________                    By:_____________________
________________________                    Its:____________________

                                            Ratable Share:  13.2%
                                            Commitment:  $6,600,000

                                            "AGENT"

                                            MICHIGAN NATIONAL BANK


________________________                    By:_____________________
________________________                    Its:____________________